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                                     EXHIBIT 3.4

                              ARTICLES OF INCORPORATION

                                          OF

                                AD SHOW NETWORK, INC.











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Notary Public - California
My Comm. Expires JUL Ia. 1999
     F I L E D
   Office OF THE
SECRETARY OF  STATE OF THE
STATE OF NEVADA
    FEB 2 1 1992                   ARTICLES OF INCORPORATION
CHERLY A LAU  SECRETARY OF ATATE              OF
                                     AD SHOW NETWORK, INC.

          The undersigned incorporator, desiring to form a corporation pursuant to the laws of the State of Nevada, adopts the following Articles of Incorporation for such corporation:

                                      ARTICLE I
                                         NAME

     The name of the Corporation is Ad Show Network, Inc.

                                      ARTICLE II
                                  AUTHORIZED CAPITAL

          The aggregate number of shares the Corporation shall have authority to issue is 25,000 shares without par value. The shares shall be issued in such classes, series and number with such voting powers, designations, preferences, limitations, restrictions and relative rights as the board of directors may, by resolution, establish.

                                    ARTICLE III
                                   RESIDENT AGENT

          The name and address of the Corporation's initial resident agent is Jolley, Urga, Wirth & Woodbury, 300 South Fourth Street, Suite 800, Las Vegas, Nevada 89101.

                                      ARTICLE IV
                              INITIAL BOARD OF DIRECTORS

          The members of the governing board of the Corporation shall be styled directors. The initial board of directors shall consist of

1


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one (1) director, and the name and address of the person who shall serve as director until the first annual meeting of shareholders, or until their successors are elected and qualified, is:
             Name                                     Address


          Kent Wyatt                             3205 Midway Drive
                                                 San Diego, CA 92110

The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation.

                                      ARTICLE V
                                   INDEMNIFICATION

     The Corporation shall indemnify any person against any expenses including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any circumstance in which, and to the extent that, such indemnif ication is permitted and provided for by the laws of the State of Nevada as then in effect.

                                     ARTICLE VI

                           LIMITATION OF DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article VI shall not eliminate or limit the liability of a director to the extent provided by applicable law for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) authorizing the unlawful payment of any dividend or other distribution in violation of Section 78.300 of the Nevada Revised Statutes. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office, and no amendment or repeal of this Article VI shall apply to or have any effect on th e liability or alleged liability of any director of t he Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



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                                     ARTICLE VII

                                    INCORPORATORS

     The name and address of the incorporator is:

             Name                                      Address

   DeAnna Holmes                                300 S. Fourth St. 1800
                                                Las Vegas, Nevada 89101

All powers, duties and responsibilities of the incorporator shall cease upon the filings of these Articles of Incorporation by the Secretary of State of Nevada.

     DATED this 20TH day of February, 1992.

                                      DEANNA HOLMES

3

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State of Nevada
                          ss:
County of Clark

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths, do hereby certify that on this day, personally appeared before me, DeAnna Holmes, who, being by me first duly sworn, declares that she is the incorporator referred to in Article VII of the Articles of Incorporation, and that she signed these Articles of Incorporation and that the statements contained therein are true.



     Witness my hand and seal this 20th day of February, 1992.

                                          Notary Public
                                          Arlene L. Rundquist

     NOTARY PUBLIC
    County of Clark-
    State of Nevada
   ARLENE L RUNDQUIST
   My Appointment Expires Now. S. 1994